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                                                                  EXHIBIT 10.1


                         EXECUTIVE EMPLOYMENT AGREEMENT


         AGREEMENT made this 1st day of August, 1999 between PENNSYLVANIA PHYSICIANS CARE SERVICE CORP., a Pennsylvania corporation ("Employer"), and T. CLARK PHILLIP ("Executive").

         WHEREAS, the Employer and its affiliates are engaged in the business of managed care and related services;

         WHERE, the Executive has been employed by the Employer since November 1996;

         WHEREAS, the Employer recognizes that the Executive's experience, knowledge, background and position are valuable attributes in the successful operation of the Employer's business;

         WHEREAS, it was the express understanding and intention of the parties that the relationship between the Employer and the Executive be memorialized and the parties past behavior has been predicated upon this understanding;

         WHEREAS, at the April 30, 1999 meeting of the Board of Directors of the Employer, the Board noted that no agreement memorializing the relationship between the Executive and the Employer had been executed to date and restated its desire to memorialize the relationship;

         WHEREAS, the Executive is desirous of continuing to make the Executive's services available to the Employer, and the Employer is desirous of continuing to avail itself of the Executive's services as an employee;

         WHEREAS, the Company and the Executive desire to consummate the transactions contemplated by this Agreement and to memorialize the relationship and understandings upon which the parties past behavior has been predicated.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises hereinafter contained, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

         1. Employment and Term. Employer hereby employs Executive and Executive hereby accepts employment for a term commencing August 1, 1999 and ending August 31, 2000 (the "Initial Term"); subject to extension as provided herein. (August 31, 2000, or the last day of any extended term as provided herein is hereinafter called the "Termination Date.") This Agreement shall automatically be extended for additional periods of one year ("Renewal Term"), unless notification is given by one party to the other to the contrary by providing written notice at least

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sixty (60) days prior to the Termination Date in accordance with the procedures outlined in Section 12 regarding notice.

         2. Duties. Employer is an affiliate of Pennsylvania Physician Healthcare Plan, Inc. ("PPHP"). Executive shall perform the duties of Treasurer and Chief Financial Officer for such managed care affiliates of PPHP as Employer shall designate from time to time and such additional executive duties for Employer and its affiliates as may be requested of Executive by Employer. Executive's place of employment shall be at the principal offices of Employer, now Harrisburg, Pennsylvania. Executive shall accept and perform the duties of such offices and directorships of Employer and its affiliates to which Executive may from time to time be elected or appointed.

         3. Extent of Services. Executive shall devote his full time and best efforts to the performance of his duties hereunder. He shall not engage in any business or perform any services in any capacity whatsoever other than for Employer and its affiliates.

         4. Compensation.

            a. Salary. For all duties to be performed by Executive in any capacity hereunder, Executive shall receive an annual salary of One Hundred and Thirty-One Thousand Two Hundred and Fifty Dollars ($131,250) per year ("Annual Salary") payable in installments twice per month, in accordance with Employer's regular practice for executive employees. Upon renewal of this contract in accordance with Section 1 hereof, Executive's annual salary for such renewal term shall not be less than the Annual Salary. A performance review and review of Executive's Annual Salary will be performed annually and shared with Executive.

            b. Vacation. Executive shall be entitled to three (3) weeks paid vacation during each full year that this Agreement is in force.

            c. Fringe Benefits. Executive shall be entitled to receive (i) the insurance and pension benefits provided pursuant to the provision of plans as established and revised by Employer from time to time and generally made available to executives of Employer and (ii) all other fringe benefits made available to salaried employees generally from time to time by Employer.

            d. Bonus. Executive shall be eligible for an annual bonus of up to fifteen percent (15%) of Annual Salary, based on mutually agreed performance criteria to be established within ninety (90) days of the commencement of the term of this Agreement. The bonus shall be paid to Executive within forty-five
(45) days after each anniversary date of this Agreement. If Executive's employment terminates for Good and Sufficient Cause (as hereinafter defined), Executive shall forfeit all rights to the bonus described in this Section 4d. A review of Executive's bonus and bonus criteria will be performed annually and shared with Executive.

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            e. Expenses. It is understood that Executive will from time to time incur reasonable expenses in conjunction with his employment. Employer will reimburse him for any such expenses (including automobile expenses of $.16 per mile, or such other amount as shall be made available to salaried employees generally from time to time by Employer, incurred as a result of Executive's duties herein) in accordance with Employer's regular practice for reimbursement of its executive employees.

         5. Termination.

            a. Notwithstanding any other provisions hereof, this Agreement shall be terminated immediately upon the death or Disability (as hereinafter defined) of Executive or Executive's discharge by Employer upon Good and Sufficient Cause (as hereinafter defined). In such event, Executive shall not be entitled to any payment or benefit hereunder or any other compensation, other than the portion of the applicable Annual Salary accrued to the date of termination. Termination of employment under this Section 5, or otherwise, shall not diminish the obligations of Executive pursuant to Sections 6 and 7 hereof, except as otherwise provided herein.

            b. "Disability" shall mean inability of Executive due to illness or accident to perform the duties required to be performed by him pursuant hereto for a continuing period in excess of ninety (90) days.

            c. "Good and Sufficient Cause" shall include but not be limited to:

               (1) any misconduct or dishonesty detrimental to the best
                   interests of Employer or any of its affiliates;

               (2) willful disloyalty to Employer or any of its affiliates;

               (3) willful or intentional neglect by Executive to perform his duties and responsibility hereunder;

               (4) conviction of a felony or crimes of moral turpitude;

               (5) failure to perform the duties under this Agreement or breach of any provisions of this Agreement.

            d. If Employer, or its successor, terminates the Agreement prior to the end of the Initial Term or any Renewal Term, except for Good and Sufficient Cause, then Employer, or its successor, shall pay Executive as Executive's sole remedy and in full satisfaction of any or all payments or damages due under such agreement an amount equal to the Executive's Annual Salary at the time of termination. Such payment shall be made in installments over twelve (12) months in accordance with Employer's regular payroll schedule.

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         6. Disclosure of Information. Executive will not, during the term of this Agreement or during the period of non-competition defined in Section 7 hereof or during the period in which Executive is receiving payments under
Section 5d hereof, whichever is longer, without written authorization of Employer, disclose to, or make use of for himself or for any person, corporation, or other entity, any trade secret or other confidential or proprietary information concerning the business, clients, methods, operations, financing or services of Employer or its affiliates. Trade secrets and confidential information shall mean information disclosed to Executive or known by him as a consequence of his employment by Employer, whether or not pursuant to this Agree ment, and not generally known in the industry.

         7. Covenant Not to Compete.

            a. For a period of one year after the termination of his employment if the cause of termination is pursuant to Section 5a hereof, or for a period equal to the period Executive is receiving payments under 5d hereof, Executive agrees that he will not, within the Employer Territory (as hereinafter defined), engage in any business or perform any service, directly or indirectly, in competition with or proposed to be in competition with the Business of Employer (as hereinafter defined), or have any interest, whether as proprietor, partner, employee, principal, agent, consultant, director, officer or in any other similar capacity or manner whatsoever, in any enterprise which shall so engage or is proposing to so engage; provided, however, that the foregoing shall not prevent the Executive from acquiring the securities of or an interest in any business, provided such ownership of securities or interest represents at the time of such acquisition, but including any previously held ownership interest, less than two percent (2%) of any class or type of securities of, or interest in, such business. "Employer Territory" shall mean any Pennsylvania county or county of other state in which, at the time of the termination of Executive's employment, the Employer or its affiliates is doing business or is licensed or has a license application pending with an agency of the Commonwealth of Pennsylvania or other state.

            b. In furtherance of the foregoing, and not in limitation thereof, Executive shall not, during the period of non-competition and within the geographical area herein set forth, directly or indirectly:

               (1) solicit or service in any way, on behalf of himself or on behalf of or in conjunction with others, any client or customer, or prospective client or customer, which has been solicited or serviced by Employer or any affiliate of Employer within one year prior to the termination of his employment; or

               (2) solicit for employment, employ or engage as an independent contractor, any person who was employed by Employer or any affiliate of Employer at the date of termination of employment of Executive, or induce any such person to leave the employ of Employer or any such affiliate.

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            c. If Executive violates this restrictive covenant and Employer brings legal action for injunctive or other relief, Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the restrictive covenant shall be deemed to have the duration specified in subparagraph a hereof, computed from the date such relief is granted but reduced by the time expired between the date the period of restriction began to run and the date of the first violation of the covenant by Executive.

            d. If any court shall determine that the duration or geographical limits of any restriction contained in this paragraph are unenforceable, it is the intention of the parties that the restrictive covenant set forth herein shall not thereby be terminated, but shall be deemed amended to the extent required to render it valid and enforceable, such amendment to apply only with respect to the operation of this paragraph in the jurisdiction of the court which has made such adjudication. The covenants on the part of Executive in this
Section 7 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of these covenants.

         8. Remedies of Employer. As an executive of Employer, Executive may have access to customer lists, trade secrets and other confidential information of Employer. Moreover, his continued employment will be instrumental to the continuity and development of Employer's business. Executive, therefore, acknowledges that the restrictions contained in Sections 6 and 7 of this Agreement are a reasonable and necessary protection of the legitimate interests of Employer, that any violation of them would cause substantial injury to Employer, and that Employer would not have entered into this Agreement with Executive without receiving the additional consideration of Executive's binding himself to said restrictions. In the event of any actual or threatened violation of the said restrictions, Employer shall be entitled, in addition to any other remedy, to preliminary and permanent injunctive relief.

         9. Surrender of Books and Records. Executive acknowledges that all lists, books, records, literature, products and any other materials owned by Employer or its affiliates or used by them in connection with the conduct of their business, shall at all times remain the property of Employer and its affiliates and that upon termination of employment hereunder, irrespective of the time, manner or cause of said termination, Executive will surrender to Employer and its affiliates all such lists, books, records, literature, products and other materials.

         10. Business of Employer. "Business of Employer" Referred to in this Agreement shall mean all business of Employer and its affiliates, whether presently conducted or hereafter engaged in by Employer or any affiliate at any time during the term of this Agreement.

         11. Severability. If any provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement shall, nevertheless, remain in full force and

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effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall, nevertheless, remain in full force and effect in all other circumstances.

         12. Notice. All notices required to be given under the terms of this Agreement shall be in writing, shall be effective upon receipt (except that if delivery of certified mail is refused, delivery shall be deemed made five (5) days after the date of mailing), and shall be delivered to the addressee in person or mailed by certified mail, return receipt requested:

            If to Employer, addressed to the Chief Executive Officer, at the principal office of Employer with a copy to Pelino & Lentz, P.C., One Liberty Place, 32nd Floor, 1650 Market Street, Philadelphia, Pennsylvania 19103-7393,
Attention: Cristina G. Cavalieri, Esquire; and if to Executive, addressed to the last known address on the records of Employer; or to such other address as a party shall have designated by notice given in accordance with this paragraph.

         13. Representations of Executive. Executive represents covenants and warrants to Employer that as of the date hereof and during the term of this Agreement that neither the execution and delivery of this Agreement nor the performance by Executive of his obligations under this Agreement will constitute a default under any term or provision, including any covenant-not-to-compete, of any agreement to which Executive is a party, nor any statute, administrative interpretation, regulation or decision of any court, administrative agency or tribunal to which Executive is subject.

         14. Benefit. This Agreement shall inure to and shall be binding upon the parties hereto, the successors and assigns of Employer and the heirs and personal representatives of Executive.

         15. Waiver. The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation hereof.

         16. Governing Law. This Agreement has been negotiated and executed in the Commonwealth of Pennsylvania and the law of that state shall govern its construction and validity. Any legal actions concerning this Agreement shall be brought in the Court of Common Pleas of Dauphin County, Pennsylvania or the United States District Court for the Middle District of Pennsylvania; the parties submit to the jurisdiction of such courts and waive any right they may have to transfer or change the venue of any litigation brought therein by either of them.

         17. Entire Agreement. This Agreement contains the entire agreement between the parties hereto. No change, addition, or amendment shall be made except by written agreement signed by the parties hereto.

         18. Definition of Affiliates. For purposes of this Agreement, "affiliate" shall mean any entity controlling, controlled by, or under common control with Employer.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the date and year first above written.

                                            PENNSYLVANIA PHYSICIANS CARE
                                            SERVICE CORP.



                                            By: /s/ Gary C. Brown, M.D.
                                                ------------------------------
                                                Gary C. Brown, M.D.
                                                Chairman of the Board




                                                /s/ T. Clark Phillip
                                                ------------------------------
                                                T. Clark Phillip























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